Exhibit 24.2

Power of Attorney

Each person whose signature appears below constitutes and appoints Geoff Wild and Peter Frauenknecht, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Brian A. Bernasek	Director	March 9, 2020
Brian A. Bernasek

/s/ Herman H. Chang	Director	March 9, 2020
Herman H. Chang

/s/ Shaun Mercer	Director	March 9, 2020
Shaun Mercer

/s/ Charles W. Shaver	Director	March 9, 2020
Charles W. Shaver